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                                                                    EXHIBIT 10.9

                                    Business
                              Partnership Agreement


                                     between


                               Lufthansa Cargo AGI
                              ("Lufthansa Cargo")

                                       and


                                UNION - Transport
                                    ("UNION")


                          Frankfurt, November 15, 1999


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Contents
--------


1.          THE UNDERLYING PHILOSOPHY
2.          MAIN PRINCIPLES OF BUSINESS PARTNERSHIP
3.          FIELDS OF PARTNERSHIP
3.1         COMMUNICATION BETWEEN THE PARTNERS
3.2         QUALITY MANAGEMENT
3.3         INFORMATION TECHNOLOGY
3.4         OPERATIONAL PROCESSES
3.5         SERVICES AND PRICING
3.6         CAPACITY ACCESS
3.7         BRANDING AND JOINT LOGO
3.8         MARKETING / COMMUNICATION
3.9         SALES SUPPORT
3.10        GLOBAL RECOGNITION
3.11        HUMAN RESOURCES
3.12        INVOICING
3.13        ENVIRONMENTAL POLICY
3.14        CAPACITY PLANNING
3.15        SALES TARGETS AND GLOBAL INCENTIVE
3.16        IMPLEMENTATION AND MONITORING
4.          MISCELLANEOUS
5.          LIABILITY
6.          VALIDITY AND DURATION
7.          GENERAL TERMS
7.1         CONFIDENTIALITY
7.2         TERMINATION
7.3         SEVERABILITY
7.4         COSTS AND EXPENSES
7.5         NOTICES
7.6         ENTIRE AGREEMENT AND VARIATION
7.8         GOVERNMENTAL LAW AND JURISDICTION

ATTACHMENTS 1 - 6


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1. THE UNDERLYING PHILOSOPHY

UNION and Lufthansa Cargo ("The Partners") recognize the necessity for a more innovative and broader-based approach to their mutual business interests.

Global market structures in the transportation industry are changing radically:

o The production networks of customers are becoming more and more global and therefore require a more globalized and individualized response from their logistics partners

o Concentration and specialization within customers' and agents' industries will continue and within both is a clear trend to shortlist suppliers

o Customers are requesting better services at lower cost - and a new quality in the supply chain in terms of logistic solutions

o    Information technology is becoming a key success factor

o Integrators are increasing competitive pressure by investing in innovative processes and services, thus forcing airlines and forwarders to think in new directions

At the same time airlines and freight forwarders have to realize that their joint efforts do not produce results that are up to the expectations of the shipper and consignee. Findings of the CARGO 2000 working group clearly prove that the transportation chain of airline and freight forwarder is organized sub-optimally.

Addressing these developments, the Partners express their intention to go beyond the traditional definitions of airline and freight-forwarder roles for the purpose of modernising the overall process and for access to new cost saving potentials and product/service improvements. Many of these potentials are only achievable if jointly addressed and worked upon. Since this cannot be accomplished throughout all present business relations, it implies on both sides a concentration on fewer partners with a much more intense relationship.

In view of this background the Partners agree that the present IATA Agency Agreement should no longer serve as the only basis for joint business efforts. The understanding of a future-oriented "Business Partnership" is laid down in this Agreement ("the Business Partnership Agreement"). It is designed to open up new areas of cooperation and to intensify the relationship over and above the standard IATA Agreement.

By means of a new understanding between the Partners with well-defined goals and responsibilities, the Partners will be able to better satisfy the needs of their customers and will achieve unique selling propositions resulting in faster growth and higher profits.


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In concluding this Agreement the Partners are creating the basis for this new
Partnership with the aim to act in new directions:

2. MAIN PRINCIPLES OF BUSINESS PARTNERSHIP

The Partners agree to work closer together for the benefit of all parties involved.

BENEFITS FOR CUSTOMERS:

o    Better adaptation to needs and requirements

o    More customized logistic solutions for whole transportation chain

o    Higher transparency of transportation chain

o Integrated/synchronised information/communication systems for complete order processing and logistic chain

o    Better reliability and continuity

o    Better value proposition

BENEFITS FOR UNION:

o    Joint training programme

o    Guidelines of joint sales

o Participation in Lufthansa Cargo's network - potentially including its alliance Partners at a later point of time, thus increasing global presence and availability of UNION

o    Special conditions for Guaranteed Capacity Agreements

o    Global recognition within Lufthansa Cargo's organization

o    Preferential access to capacity

o    Preferential access to Lufthansa Cargo's expertise

o    Preferential service and marketing support by Lufthansa Cargo

o Dedicated telephone access offering preferential attention wherever appropriate

o    Participation in Lufthansa Cargo's network planning process

o Improved interfaces/processes through coordinated investment in IT-solutions

o More efficient transportation processes through coordination, harmonization and standardisation

o    Environmentally responsible airline as supplier for air freight services

o    Higher market shares

o    Preferential information policy

BENEFITS FOR LUFTHANSA CARGO:

o    Better knowledge of and faster adaptation to market requirements

o Joint planning and sales targets help to exploit market potential to the full extent

o    Preferred carrier status and higher carrier share with UNION

o    Improved interfaces/processes through coordinated investment in EDP


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o    More efficient processes through coordination, harmonization and standardisation

o    Coordinated quality standards

o Higher visibility of Lufthansa Cargo's contribution and reduced exchangeability within logistic solutions


The fields of Partnership between the Partners include joint planning, joint sales targets, communication and information exchange, quality management, optimization of interfaces and processes, development and promotion of joint products/services, training of personnel, information technology, joint branding, marketing and general communication, environmental policy. Other fields of cooperation may be added at any time if both Partners wish to do so. The Partners agree, that organizational arrangements will be in place to support such a Partnership.

Lufthansa Cargo has developed a system of different types of Business Partnerships. Depending on the structure of UNION as well as on the progress towards mutual integration different levels of Partnership may be achieved. UNION and Lufthansa Cargo agree that their relationship shall start immediately with the category, "Global Partner". Should the Partnership prove to be successful under this Agreement, the Partners may upgrade their Partnership to a higher degree of cooperation.

THERE WILL BE DIFFERENT TYPES OF PARTNERSHIPS DEPENDING ON THE SPECIFIC STRUCTURE OF THE INDIVIDUAL PARTNER AND ON THE DEGREE OF INTEGRATION.


                                    [CHART]


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Although this Partnership is not proposed and may not be construed as exclusive, the Partners intend to keep the number of their own individual Partners reasonably limited.

Lufthansa Cargo will organize an annual "Business Partner Event" in order to strengthen the dialogue among the Partners and with Lufthansa Cargo's top management.

3. FIELDS OF PARTNERSHIP

3.1 COMMUNICATION BETWEEN THE PARTNERS

The Partners agree to appoint special Partnership contacts. A designated "Partnership Manager" on each side is responsible for the overall Partnership and serves as the prime contact. These "Partnership Managers" have decision making authority to support the Partnership in the respective organizations. Their tasks include:

o    Responsibility for success of the Partnership

o    Implementation of Partnership within the Partner's own organization

o    Monitoring, performance measurement and benchmarking

o    Initializing adjustments and corrective actions

o    Initializing projects for joint cost reduction by redesigning of processes

o    Development and improvement of the Partnership

o    Joint strategic planning

o Pro-active exchange of information on market developments, new products and internal changes

Both "Partnership Managers" will meet on a regular basis, at least four times per year, and review the Partnership.

The following have been appointed as "Partnership Managers":

UNION:                                       LUFTHANSA CARGO:

Peter Thorrington                            Georg Midunsky
Chief Executive                              VP USA, Canada and Mexico
19443 Laurel Park Road, Suite 107            3400 Peachtree Road NE
Rancho Dominguez                             Lenox Towers, Suite 1225
California 90220-6043                        Atlanta, Georgia 30326


USA                                          USA

Phone +1 (310) 604-3311-210                  Phone +1 (404)-814-5310
Fax +1 (310) 604-8411                        Fax +1 (404)-814-5300
E-mail pthorrington@unitrans.com             E-mail Georg.Midunsky@dlh.de


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Lufthansa Cargo will support their Partnership Manager with a dedicated "Team
Captain UNION" who will manage the Partnership on a day-to-day basis.

Furthermore the Partners will nominate "Regional Partnership Managers" for the implementation of the Partnership in jointly determined geographical areas. These "Regional Partnership Managers" are responsible for practicing and improving the Partnership locally by:

o    Joint planning

o    Joint sales targets

o    Joint actions to reach targets including marketing and communication

o    Joint sales meetings with regional sales teams

o    Joint quality standards and quality groups

o Implementation of special communications between Lufthansa Cargo's ASCs (Account Service Center) and UNION offices according to local preferences

o    Cross-training of staff of local Partner office

Meetings are held between the "Regional Partnership Managers" at least four times per year to communicate performance evaluation and future goals. These meetings will also be used to discover and discuss local cost reduction and business opportunities.

3.2 QUALITY MANAGEMENT

Since quality is of the utmost importance, the Partners are committed to their service standards. The Partners seek to coordinate their respective service standards.

To this end the Partners will achieve:

o Quality parameters to measure the quality of joint services (proposed dual scorecard is laid down in Attachment 2)

o    The completition of ISO 9002 certification by December 31st, 2000.

o    Monthly reporting

o    Quality improvement program based on results of performance reviews

o Regular training and seminars conducted by both Partners ensuring necessary adjustments to market needs

o    Regular direct communication between Quality Groups and Managers

3.3 INFORMATION TECHNOLOGY

The Partners agree that information technology plays a key role within the Partnership based on the mutual understanding that providing information is an integral part of the joint product. Therefore the Partners agree to link their IT-systems in an appropriate and efficient manner to reflect the transportation chain informationwise.


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The Partners will define data processing standards centrally and coordinate with each other to improve and secure agreed procedures:

o    Barcode labeling (according to IATA resolution 606) and scanning

o    Electronic data interchange (EDI) according to IATA-Cargo IMP-standards

o    Electronic Air Waybill (FWB) as standard procedure until December 31, 2000

3.4 OPERATIONAL PROCESSES

Lufthansa Cargo and UNION seek to optimize their operational processes in terms of time, quality and costs by analyzing the complete shipment cycle from door-to-door instead of looking at their respective sub-processes only. The Partners will seek to build on the results of the CARGO 2000 initiative of IATA.

The Partners will nominate managers responsible for the redesign of processes.

3.5 SERVICES AND PRICING

Lufthansa Cargo offers a portfolio of the distinct and defined services: td.Pro, td.X, and td.Flash.

These new services are determined by time-definite transportation times and other innovative features. The standard-portfolio will be complemented by "options", which may be offered in combination with the new services of Lufthansa Cargo to meet special customer requirements.

Within the given price-structure determined by the different services and options pricing as well as incentives will be agreed upon locally.

UNION will support and market Lufthansa Cargo's new services as an innovative solution to the shippers' need for time definite logistics.

The Partners will develop joint services and special logistics solutions including joint presentations to customers. It may also include the definition of time-definite time-frames for door-to-door transportation. Industry-specific solutions may thereafter supplement both Partners' service-portfolio.

For marketing purposes a product-brandname for such jointly developed products may be agreed upon.

3.6 CAPACITY ACCESS

Lufthansa Cargo will give UNION preferential access to capacity on Lufthansa Cargo's network.


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This will comprise special terms for GCAs (Guaranteed Capacity Agreements), preferred treatment of booking requests and automized recognition at our Call Centers.

3.7 BRANDING AND JOINT LOGO

Each Partner has a strong and well established brand, indicating its capability to serve the market with high quality services. The Partners believe that a joint, dedicated logo, as shown in Attachment 3, will improve awareness and visibility of the Partnership in the market. The use of such a joint logo is in each case subject to the consent of the Partners and is limited to the duration of this Agreement.

This joint logo may be used in marketing material (Attachment 4), advertisements, time-tables, general marketing communication etc. only within the framework of this Agreement. In no event shall the joint logo be used in legally binding documents without the prior consent of the other Partner.

Any use of the application of the joint logo has to convey to the Business Partnership Program Design Guide by Lufthansa Cargo.

Other use of any Partner's logos and brands is subject to the prior written consent of the other Partner.

3.8 MARKETING/COMMUNICATION

The Partners will jointly develop a "Marketing Masterplan" in order to support and secure their sales targets. This masterplan will determine all activities as well as the respective financing.

The Partners agree to include UNION as a Partner in Lufthansa Cargo's Internet web site with a hyperlink to UNION's web site and vice versa.

UNION agrees to include presentations of Lufthansa Cargo's products and services in UNION's sales meetings whenever it is appropriate.

3.9 SALES SUPPORT

The Partners will apply joint sales calls towards the shipper /consignee and tripartite contracts as a common sales tool whenever appropriate (Attachment 6:
Guidelines of Joint Sales). The Partners believe that such a joint sales approach will strengthen their competitiveness by supporting their credibility with the shipper/consignee in regard to jointly performed services.

Lufthansa Cargo will support UNION in developing competitive proposals for tenders.


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Lufthansa Cargo will provide UNION with standardized marketing/sales material of
Lufthansa Cargo in order to support UNION's sales efforts.

Lufthansa Cargo will support joint sales activities by giving access to reduced tickets on the network of Lufthansa German Airlines to the extent agreed upon by both Partners.

Lufthansa Cargo will support joint sales activities by providing travel privileges with Lufthansa German Airlines in form of status cards to the top-management of UNION if agreed upon by both Partners.

3.10 GLOBAL RECOGNITION

UNION will enjoy global recognition of being a Global Partner throughout the organization of Lufthansa Cargo.

This recognition may comprise access to the Lufthansa Cargo incentive scheme "New Partner PLUS" as well as support for cooperating with other Global Partners of the Business Partnership Program. Preferential access to capacity will be granted to UNION on a global scale following the phased introduction of the new capacity management system.

3.11 HUMAN RESOURCES

Cross-training on the local level will give employees of the Partners a better understanding of the Partner's specifics in doing business and enable them to search for pragmatic approaches to optimize interfaces with the Partner within the area of their responsibility. Such joint trainings shall accomplish that every employee feels not only responsible for his own company's operation, but for the success of the whole transportation chain.

Lufthansa Cargo will offer UNION preferential access to training courses being conducted in the Lufthansa training center at Seeheim at standard prices

(Attachment 5.- Training with Global Partners). The Partners will discuss inhouse training courses for UNION.

3.12 INVOICING

The Partners aim to reduce the cost and time required for invoicing and to turn this topic into a competitive advantage of jointly performed services.


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3.13 ENVIRONMENTAL POLICY

The Partners acknowledge their responsibility to conduct business in a manner that is balanced with the requirements of our environment. Therefore, environmental protection is an integral part of quality management.

The Business Partnership Program will help the Partners to minimize the use of natural resources, since its goal is to eliminate inefficiencies in the transportation cycle of forwarder and airline.

The Partners will facilitate contacts of their Environmental Managers who will exchange ideas on how to reduce the impact of their companies on the environment. They will report annually to the Partnership Managers about the progress of their work.

3.14 CAPACITY PLANNING

The Partners participate in preparing each other's long-term planning by exchanging capacity requirements and business ideas. Moreover, the Partners will try to coordinate their planning processes.

3.15 SALES TARGETS AND GLOBAL INCENTIVE

Lufthansa Cargo and UNION feel that the implementation of the Business Partnership Agreement will result in an improved value proposition for the shipper/consignee. Subsequently, both Partners expect to attract more business.

Therefore, Lufthansa Cargo and UNION will determine jointly ambitious sales targets for their combined services. These targets will be monitored on a monthly basis by the Partnership Managers. Lufthansa Cargo will offer an annual global incentive agreement to UNION that will grant UNION benefits depending on the growth rate of the joint business of UNION and Lufthansa Cargo

3.16 IMPLEMENTATION/PERFORMANCE MONITORING

The Partners Managers will prepare a detailed implementation plan within 90 days of the conclusion of this agreement, defining working groups, milestones and targets (Attachment 1). They will then monitor closely the progress of the implementation of the Business Partnership between UNION and Lufthansa Cargo and exchange reports between them on a quarterly basis.

4. MISCELLANEOUS

The "Lufthansa Cargo Business Partnership Program" constitutes a new concept of cooperation. However, the Partnership should by no means be interpreted as a legal entity or a means of generally procuring special pricing Agreements, incentives etc.


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Lufthansa Cargo foresees to enhance this Business Partnership Program by adding benefits on Lufthansa Cargo's alliance-Partners network. Lufthansa Cargo will update UNION regularly on these developments.

5. LIABILITY

Lufthansa Cargo shall not be liable for any claims of whatever nature resulting from any act or omission of Lufthansa Cargo under this Agreement which may arise against UNION, except if such act or omission is due to wilful misconduct of Lufthansa Cargo. This Agreement does not constitute any liability, warranty or any other responsibility of Lufthansa Cargo unless expressively stated herein.

Any carriage of cargo is subject to all applicable laws, government regulations, orders and requirements as well as the published Lufthansa Cargo tariffs, rules, general conditions of carriage, conditions of contract and timetables in force at the time of acceptance. This includes the rules relating to the completion of the air waybill and other documents and the limitation of carrier' s liability.

Such liability shall not be effected by this Agreement.

6. VALIDITY AND DURATION

This Agreement shall be effective as of November 15th, 1999 and shall be valid thereafter.

7. GENERAL TERMS

7.1 CONFIDENTIALITY

The parties acknowledge that this Agreement contains commercially sensitive information and agree to keep the entire contents of this Agreement confidential. No disclosures to any third Parties shall be made without the prior written consent of the other Partner unless required by law.

7.2 TERMINATION

Either Partner shall have the right to terminate this Partnership Agreement with effect for the respective calendar year by serving at least 60 (sixty) days written notice on the other Partner.

Regardless of the aforestated, either Partner shall at all times have the right to terminate this Partnership Agreement with immediate effect by serving written notice on the other Partner within three months of its first becoming aware of the occurrence and continuation of any of the following events:


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a)   an insolvency event in respect of the other Partner

b) a change of control in respect of the other Partner: Except in case of public distribution of the other Partner's shares, provided the distributing Partner has given prior written notice of such intended public distribution to the other Partner:

     or

c)   a material breach of obligations hereunder by the other Partner

Upon termination of this Agreement, all confidential information, including any copies thereof made by the receiving Partner, must be returned to the disclosing Partner or destroyed.

7.3 SEVERABILITY

In the event that any one or more of the provisions of this Agreement shall be determined to be invalid, unenforceable or illegal, it shall not affect any other provision of this Agreement. In such event, the Partners shall seek to replace the invalid, unenforceable or illegal provision with an effective provision which comes as close as possible in economic effect to the original intention of the Partners. The same applies in case of omissions not intended by the Partners.

7.4 COSTS AND EXPENSES

Unless otherwise stated in this Partnership Agreement, each Partner shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Partnership Agreement and other Agreements forming part of the Partnership.

7.5 NOTICES

Addresses
Notices, demands, consents, approvals and any other communication required or permitted under this Agreement shall be in writing and given to the following addresses (or such other address as the relevant Partner may notify to the other Partner in writing for the purposes of this Partnership Agreement):

UNION:                                       LUFTHANSA CARGO:

Peter Thorrington                            Georg Midunsky
Chief Executive                              VP USA, Canada and Mexico
19443 Laurel Park Road, Suite 107            3400 Peachtree Road NE
Rancho Dominguez                             Lenox Towers, Suite 1225
California 90220-6043                        Atlanta, Georgia 30326

USA                                          USA

Phone +1 (310) 604-3311-210                  Phone +1 (404) -814-5310
Fax +1 (310) 604-8411                        Fax +1 (404)-814-5300
E-mail pthorrington@unitrans.com             E-mail Georg.Midunsky@dlh.de


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7.6 ENTIRE AGREEMENT AND VARIATION

This Partnership Agreement (together with eventually any Implementing Agreements) constitutes the entire Agreement between the Partners relating to the Partnership and, save to the extent repeated in or expressly preserved by this Partnership Agreement, supersedes and excludes any prior drafts, Agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to the Partnership. Any Agreement existing between the Partners at the time of this Partnership Agreement coming into force, shall not be affected unless it is otherwise agreed in separate writing between the Partners.

Annexes and Attachments to this Agreement are integral parts thereof, and shall have the same force and effect as if included in the body of the Partnership Agreement.

Additions, modifications, extensions, prolongations, such as side-letters and appendices may be attached only if in writing and agreed upon and signed by both parties. Such amendments will not influence the duration of this Agreement the Partners.

7.7 DISPUTE RESOLUTION

Any dispute or claim concerning the validity, scope, meaning, composition or effect of this Agreement or arising therefrom shall be settled between the Partners by friendly consultation. The Partners shall - if deemed necessary - involve their respective Chief Executive Officers in the settlement of such disputes.

7.8 GOVERNMENTAL LAW AND JURISDICTION

This Agreement shall be subject to, and construed exclusively in accordance with, the existing laws of the Federal Republic of Germany. The only and exclusive place of jurisdiction for any legal action that should arise out of, or in connection with this Agreement shall be Frankfurt/Main, Germany.


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Frankfurt, November 15th, 1999

FOR                                              FOR
LUFTHANSA CARGO AG:                              UNION - TRANSPORT:

/s/ STEFAN LAUER                                 /s/ PETER THORRINGTON
-------------------------------                  -------------------------------
Stefan Lauer                                     Peter Thorrington
Member of the Executive Board                    Chief Executive, Europe

/s/ JOACHIM HAAS                                 /s/ DIETER KRAUS
-------------------------------                  -------------------------------
Joachim Haas                                     Dieter Kraus
Senior VP partner, Sales & Alliances             Executive Vice President

ATTACHMENT 1

IMPLEMENTATION PLAN:


Contents of Implementation Plan (1)      To be defined

Area of cooperation                      o   Countries to be focused on in the
                                             first step
1. Geographical scope of agreement       o   Nominate "Team Captain UNION"
                                             at Lufthansa Cargo
2. Organizational structure              o   Nominate Regional Partnership
                                             Managers
                                         o   Name contact persons for all
                                             involved staff functions
                                             participating in the fields of
                                             cooperation




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3. Joint sales                           o   Set up global sales target
                                         o   Agree on guidelines of joint sales
                                         o   Prepare SWOT-Analysis of joint
                                             activities per market
                                         o   Define familiarization plan for
                                             sales forces
                                         o   Define target number of tripartite
                                             sales calls
                                         o   Split global sales target into
                                             country targets

4. Quality Management                    o   Agree on criteria for measuring
                                             quality of combined services (dual
                                             scorecard)
                                         o   Agree on target thresholds
                                         o   Compare quality philosophies of
                                             Partners and discuss harmonization

5. Information Technology                o   Define areas of mutual interest
                                         o   Work out implementation schedule
                                             for individual areas

6. Operational processes                 o   Define processes/areas to be
                                             analyzed
                                         o   Determine study/project milestones

7. Joint services                        o   Gain mutual understanding of
                                             respective range of services
                                             (products)
                                         o   Evaluate opportunities for
                                             combining services of UNION and
                                             Lufthansa Cargo into integrated
                                             door-to-door solutions

8. Branding/Marketing                    o   Define areas of usage of joint logo
                                             (Design Guidelines)
                                         o   Develop joint Marketing
                                             Masterplan

9. Sales Support                         o   Determine demand of UNION sales
                                             force for Lufthansa Cargo
                                             marketing material
                                         o   Facilitate joint sales approaches
                                             and tripartite contracts


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10. Global Recognition                   o   Define strategic growth markets for
                                             which UNION seeks support from
                                             Lufthansa Cargo
                                         o   Identify potential areas of
                                             "Recognition"
                                         o   Agree on scope and milestones for
                                             implementation
11. Human resources                      o   Evaluate opportunities for joint
                                             training
                                         o   Determine plan for cross-training
                                             of personnel of Partners
12. Invoicing                            o   Prepare situation analysis
                                         o   Define areas of potential
                                             improvement
                                         o   Set targets and milestones
13. Environmental Policy                 o   Prepare status report of activities
                                             and current goals
                                         o   Define joint projects including
                                             milestones
14. Capacity planning                    o   Compare planning processes
                                         o   Identify potential interfaces
                                             between planning processes and
                                             determine planning stages at which
                                             information should be exchanged
                                         o   Determine participation in
                                             preparation of Lufthansa Cargo's
                                             regional Market Conferences


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ATTACHMENT 2

JOINT PERFORMANCE MONITORING WITH OUR GLOBAL PARTNERS DUAL SCORECARD - QUALITY PARAMETERS

All "GP" parameters are meant to indicate the Global Partners' performance and will be monitored by LH Cargo. On the contrary, all "LH" parameters are meant to indicate LH Cargo's performance and should be monitored by the Global Partners.

GLOBAL PARTNERS' QUALITY PARAMETERS:

o   GP 1:   FWB share
            DEF.: Percentage of AWBs. sent via Taxon in relation to total number of AWBs.

o   GP 2:   BOOKING DATA AVAILABLE AT TIME OF ACCEPTANCE
            DEF.: Percentage of local export shipments where a booking exists for each segment before time of goods acceptance at LH Cargo
            IT WILL BE CHECKED WHETHER A BOOKING FOR ALL LEGS OF A SHIPMENT
            EXISTS (YES/NO).
            SINCE A LOW PERCENTAGE OF THIS PARAMETER COULD BE CAUSED EITHER BY
            LH CARGO OR THE GLOBAL PARTNER, THIS PARAMETER SHOULD BE CONSIDERED
            AS A TOOL TO IMPROVE THE PROCESS.

o   GP 3:   SHIPMENTS READY FOR CARRIAGE.
            DEF.: Percentage of shipments "ready for carriage" according to IATA regulations

THIS PARAMETER COMPRISES PER DEFINITION BARCODE LABELING AS WELL AS CHECKING THE DIMS, THE VOLUME, NUMBER OF PIECES ETC. THE DIFFERENT ASPECTS OF THIS PARAMETER ARE CHECKED MANUALLY AS FOLLOWS:

            Shipment was ready for carriage and documents correspond to goods Hand over of shipment in time in accordance with the agreed acceptance time
            Each piece was marked with a barcode label
            The booking data corresponds to the actual shipment data


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Attachment 2 (continued)

LH CARGO'S QUALITY PARAMETERS:

LH 1:       td.shipments in-time
DEF.:       Percentage of td.shipments ready for delivery within the
            promised time frame. This parameter checks to which extend the Time of Availability is kept. Time of Availability (TOA) is the time of availability of shipment and AWB ready for customs clearance at final destination.

The internal trigger for monitoring is the "Notified Status" in the LH Cargo Mosaik system. This status is set after the freight forwarder has been notified by email, fax, telephone call or message in the respective message box.

LH 2:       General cargo in-time ("arrived as promised")
DEF.:       Percentage of shipments with the last leg "flown as booked" and arrived within 30 minutes after STA.

LH 3:       Quality of Status Messages
Def.:       Number of status messages sent by LH Cargo compared to
            total number of status messages LH Cargo was supposed to
            sent to the Global Partner. According to FG/P the
            following status messages are monitored by LH Cargo and
            can be provided to the Global Partner:
- RCF       check in
- BKD       booked
- OFL       offloaded
- TFD       transferred
- DLV       delivered
- DEP       departed
FX/A agrees with all Global Partners which status messages should be sent. This parameter will be defined by the Global Partner "Message Working Group".

1.2 Responsibilities & Timelines
The monitoring will be done on a monthly basis.
LH Cargo provides the data for the "GP quality parameters" until the 15th of each following month to the central quality department.
The Global Partner provides LH Cargo with the "LH quality parameters" (if available) until the 15th of each following month.
The central LH Cargo quality department consolidates the data for the 6 parameters into the "Standard Performance Scorecard" until the 30th of each following month.
If the Global Partner cannot monitor the parameters LH1 and LH 2 currently, LH Cargo could provide the respective data from their monitoring system.


              Lufthansa Cargo Business Partnership Program               Page 19

Attachment 3 Joint Logo:

[graphic]


In connection with logo of UNION

[graphic]


              Lufthansa Cargo Business Partnership Program               Page 20

Attachment 4

Marketing Material with  Joint Logo
1.     Weatherproof outdoor signs:                       Approx. 400 DM / pc
       100 cm x 100 cm
2.     Smaller pins:                                     Approx. 200 DM / pc
       70 cm x 100 cm
3.     High quality poster (not paper):                  Approx. 150 DM / pc
       70 cm x 100 cm
3.     Mugs                                              Approx. 7.50 DM / pc
4.     Pins                                              Approx. 2.00 DM / pc


Prices depend on order volume.


              Lufthansa Cargo Business Partnership Program               Page 21

Attachment 5

Lufthansa Cargo
Business Partnership Program
Training with Global Partners

Business Partnerships will be brought to life by people

The Business Partnership Programd focuses on integrated actions based on trust in order to fulfil customer needs. A prerequisite for virtually integrated solutions is that Global Partners and Lufthansa Cargo interweave their abilities. Thanks to this close co-operation and integration the efficiency of the entire transport cycle will be improved and ensures convincing benefits for our joint air freight customers.

Why joint training?
Building a partnership is a process of acting and learning jointly over time. To learn in a partnership, concerns both: individuals and corporations.
The success of a strategic partnership depends to a large extent on mutual trust and team building. Effective co-operation across many different cultures as well as an understanding of the major business functions and their integration at the partner's corporation are cornerstones of a successful partnership.
Therefore in a world characterised by strategic partnerships and alliances, employee education and development programmes in collaboration with partners become a strategic issue.

Joint training portfolio

The basic programme we put together for 1999 emphasises the interdisciplinary nature of air freight business between Lufthansa Cargo and the Global Partners. It comprises multiple skills development seminars as well as one to build up global team-work and trust with the partner.
In collaboration with the Lufthansa Cargo Training Centre, we have selected training and development programmes for which Lufthansa Cargo has gained a reputation of outstanding expertise over the time and which will contribute to streamline the core processes of air freight transportation.
In addition to this basic portfolio we strongly suggest and encourage the exchange of local staff with Global Partners. Participants will be exposed to problems outside their own specialised fields and equipped with the knowledge necessary to play an active role in our partnerships.
The joint training portfolio for Global Partners will be extended continuously in close collaboration with our Global Partners and will hopefully contain specialised training programmes of our Global Partners in the next issue as well.

Hans-Wolfgang Braune                            Sonja Nitschke
Manager Training                                Manager Business Partnership


              Lufthansa Cargo Business Partnership Program               Page 22

SELLING WITH PARTNERS

Target Group:
Management and staff in sales together with their respective counterparts of the Global Partner.

Aim:
Intensifying the Business Partnership and the partnership philosophy between the local units of LH Cargo and the Global Partner in order to improve their joint market approach.

Contents:
-      Getting acquainted with their joint global targets and strategic vision
-      Checking the mutual perception
-      Creating an understanding of each others processes
-      Eliminating prejudices and developing trust to regional counterparts
-      Conflict management
-      Clarifying and defining joint targets
- Developing joint market activities in order to win new customers and/or new business
-      Defining each others roles in tripartite sales
- Developing and using tools and techniques for value selling to joint customers and prospects
- Preparing joint presentations and value propositions for joint customers and prospects

Duration & Dates
2 days as requested by Global Partner and LH Cargo

Location:
Locally within the areas

Tuition Fees:
Cost sharing between Global Partner and LH Cargo (local budget). Recommended is a 50% cost sharing.
Trainer expense: Depending on regional conditions; for Germany e.g. DEM 4000, - per day (plus VAT, travelling and accommodation expenses)
Travelling and accommodation expenses for participants
Conference facilities ... if required
Next steps:
An agreement between the respective Managers of a Global Partner and LH Cargo to organize such a workshop; followed by a joint meeting with the trainer to define specific targets and contents, design of the workshop, number and selection of participants, as well as preparatory work.
Lufthansa Cargo Training can give assistance with their experience from similar workshops.


              Lufthansa Cargo Business Partnership Program               Page 23

BASIC CARGO COURSE

Target Group:
Employees of Global Partners working in the area of air freight sales and handling.

Aim:
Providing basic knowledge in the field of cargo sales and handling.

Contents:
-   ICAO / IATA Organisations
-   The Lufthansa Cargo fleet and Unit Load Devices
-   Loading of loose cargo
-   Tact rules, routings with OAG Passenger and Air Cargo Guide
-   Special Loads
-   Acceptance of cargo, agent's responsibility
-   Air cargo rates, liability, disbursements, charges collect fee
-   Air Waybill
-   Visit to Lufthansa Cargo Center at Frankfurt Airport

Duration & days:
-   5 days
-   Upon request of Global Partner

Maximum Number of Participants:
14. It can be increased to 16 only if previously agreed with the training department.

Location:
To be defined

Tuition Fees:
1.150 DEM per participant not including accommodation and conference facilities Travelling expenses for participants

Next steps:
A meeting between Lufthansa Cargo Training, the respective contact persons at Lufthansa Cargo and the Global Partner to fix date, location and possible adjustments of contents to specific needs.


              Lufthansa Cargo Business Partnership Program               Page 24

PALLET BUILD-UP COURSE

Target Group:
Employees of Global Partners engaged in ULD build-Up (BUP) for transport aboard Lufthansa Cargo and Partner Airlines.

Aim:
To provide detailed knowledge of Lufthansa Cargo standards regarding the Correct build-up of ULD'S, whereby particular emphasis is focused on safety.
Contents:
- A view of all the aircraft within the Lufthansa Cargo fleet including cargo-compartments and loading systems
-   Unit-load devices in use within the Lufthansa Cargo system
-   Serviceability of loading equipment
-   How to avoid ULD-damage
-   ULD contours loadability
-   ULD build-up in general
-   Lufthansa Cargo loading principles
-   Maximum floor load capacity / How easy it is to exceed ULD limits
-   Lashing general principles
-   Lashing material, their value
-   Double lashing, mixed lashing, lashing of crates
-   Dangers of incorrect lashing
-   Weighing and tagging of built up ULD's
-   ULD-tags
-   Hidden horrors, a safety aspect

Duration & Days:
-   3 days
-   Upon request of Global Partner
- Upon request the Global Partner can also participate at the regular Lufthansa Cargo pallet build up-course which takes 5 days and differs slightly in contents. The participation should be discussed with Mrs Marion Krami-Dian.

Maximum Number of Participants:

14. It can be increased to 16 only if previously agreed with the training department.

Location:

To be defined

Tuition Fees:

1.150 DEM per participant not including accommodation and conference facilities Travelling expenses for participants Next steps:

A meeting between Lufthansa Cargo Training, the respective contact persons at Lufthansa Cargo and the Global Partner to fix date, location and possible adjustments of contents to specific needs.


              Lufthansa Cargo Business Partnership Program               Page 25

IATA COURSE DANGEROUS GOODS

Target Group:
Staff of Global Partners checking Dangerous Goods shipments.

Aim:
Knowing what decisions to make when accepting Dangerous Goods and how to assist and advise the shipper if problems occur.

Contents:
-   Legal aspects
-   Responsibilities of shipper/agent and airline
-   Definition of hazard classes
-   Packing, marking and labeling
-   Documentation
-   Acceptance, handling, storage and loading
-   State and operator variations
-   Incidents and accidents

Duration & Days:
-   5 days
-   Upon request of Global Partner
- Upon request the Global Partner can also participate at the regular Lufthansa Cargo Dangerous Goods Course. The participation should be discussed with Mrs Marion Krami-Dian.

Maximum Number of Participants:
14. It can be increased to 16 only if previously agreed with the training department.

Location:
To be defined

Tuition Fees:
1.150 DEM per participant not including accommodation and conference facilities Travelling expenses for participants

Next steps:
A meeting between Lufthansa Cargo Training, the respective contact persons at Lufthansa Cargo and the Global Partner to fix date, location and possible adjustments of contents to specific needs.


              Lufthansa Cargo Business Partnership Program               Page 26

ADDITIONAL INFORMATION & APPLICATION

For additional information and application please contact Mrs Marion Krami-Dian, Coordinator Partnership Training.

Marion Krami-Dian
Coordinator Partnership Training
Phone: 0049 6257 801760
E-mail: Marion. Krami-Dian@DLH. DE

Hans-Wolfgang Braune
Manager Training
Phone: 0049 6257 801740
E-mail: Hans-Wolfgang.Braune@DLH.DE

Lufthansa Cargo AG
Training Centre
Lufthansa Ring 1
D-64342 Seeheirri-Jugenheim
Phone:      0049 6257 801736
Fax:        0049 6257 801340

PRACTICAL INFORMATION
Tuition Fees
The respective tuition fees cover instruction, teaching material and books. The tuition fees are billed after the courses by the Lufthansa Cargo Training Centre unless the seminar is held by an external institute. For external institutes a billing procedure will be agreed upon during a preparatory meeting.

Accommodation & Conference Facilities
Accommodation and conference facilities are not included in the respective tuition fees.

All programmes can be held in the Lufthansa Training Centre in Seeheim, nearby Frankfurt. Accommodation would be charged at 143,50 DEM per day plus VAT including breakfast, lunches and dinner.

Campus life
The Lufthansa Training Centre is located approximately 50 km south of Frankfurt and surrounded by forest. There is a regular bus shuttle between Frankfurt Airport and Seeheim making Seeheim a place easy to access.

In order to set oneself free for creative learning and development Seeheim offers leasure facilities such as jogging tracks, sauna, solarium, indoor pool, two jogging tracks, an indoor sports hall, internal sports classes (not included in tuition fee) as well as a bike rental.


              Lufthansa Cargo Business Partnership Program               Page 27

Attachment 6

Guidelines for joint sales to customers

How do we deal with business cases so as to better serve our customers?

1.   What's the Business we are in?

Our service to customers in the global industry and in local markets is part of the value chain of customers in the industry.

For the success of the strategic intent of the industry to better serve their customers by optimised supply chain solutions an integrated approach with partners is key.

Forwarders and airlines are a part of this supply chain and to join forces to become a value adding partner of the the industry is the common target.

To transform this common objective of competing companies into a joint practise of real business partners these guidelines of the game are written.

This joint approach within the logistic and transportation industry is an answer to an urgent requirement of our customers themselves and not a clever idea of some crazy marketing people.

Gerry Clarke from DELL Computers who revolutioned the supply chain management of DELL summarizes this:

"Virtual integration means you basically stitch together a business with partners that are treated as if they're inside the company."

2.   General understanding of joint sales to customers and prospects

1. The Business Partners and LHCargo consistently pursue to add value to their customers' supply chain.

2. The Business Partners and LHCargo want to play an active role in the customers supply chain.

3. The Business Partners and LHCargo must be aware of the customers' present and future requirements. This means the Business Partners and LHCargo will follow any invitation of the customer to participate in negotiations concerning his supply chain.

4. The Business Partners and LHCargo accept that it is the customer who decides on the choice of suppliers, including the forwarder and airline.

5. The Business Partners and LHCargo are in business to make money. Both of them accept that due to their specific way of making money conflicts might come up within daily business life.


              Lufthansa Cargo Business Partnership Program               Page 28

The mutual understanding is to solve these conflicts wherever they appear with the help of some basic guidelines instead of fighting and blaming one another especially not in the customers' eyes.

6. The Business Partners and LH Cargo will have the freedom to choose subsuppliers according to the customer's individual requirements.

          This also means that in case a particular Business Partner or Lufthansa Cargo do not suit the customer needs both have the freedom to either team up with another airline/ forwarder/ logistics provider or LHCargo will offer separately for the airport-airport portion.

7. Ultimately both partners strive to base their pricing on the value the services add to their Customers business (and this is valid for integrated solutions as well as for separate offers made).

     Both partners agree in advance on the pricing that is presented to the customer.

8. Open book policy is applied by both partners wherever it makes sense to improve our services to our customers (f.e. joint tenders).

9. This is a first draft of the rules for the game -- they will be discussed and further developed based on the experience in everyday partnership life.

3.   To whom do these guidelines apply?

These guidelines are written to have clearly defined rules for joint business with Business Partners to Customers in the industry.

They will apply to the worldwide sales organisation of the Business Partner and Lufthansa Cargo, in specific

o    the Business Partners' Airfreight Management and
o the Business Partners' Key Account Management and
o    Lufthansa Cargo's worldwide Sales Organisation (WWW G1s),
o    Lufthansa Key Account Management lead by FRA FL/X and
o    Lufthansa Cargos Business Partnership Management lead by FRA FX/A.

As soon as the Sales Alliances with other airlines will be implemented these aspects will be added by FRA FX/K (Lufthansa Cargos Sales Alliance team).


              Lufthansa Cargo Business Partnership Program               Page 29

4.   How to become real partners

The principles of starting to approach and working together on customers should be as follows:

Scenario A) New Customer - New Business

BP/ forwarder approaches us with new or unknown customer business. LHCargo does not have a well established relationship with the customer yet.

We join forces/resources if size/kind of the business/ customer/ profitability/ strategic importance make it worthwhile pursuing the business. First come, first go. We jointly develop the new business with the new customer, pursuing jointly an integrated offering.

If there is more than one Business Partner approaching Lufthansa Cargo
o and just rates and capacities are wanted by the BP - we stay neutral (same conditions for all BPs).
o and an innovative value added approach -- a quantum leap in idea/ concept) jointly with us is made by the BP we go with this one exclusively and just offer neutral rates to the others. We expect our BP to do the same.

Scenario B) Existing Customer - New Business

BP/ forwarder approaches us with now customer business. Established relationship with customer existing but specific new business not known to us.

If BP/ forwarder just want rates/ capacities see scenario A.

If there is the offer to do valued-added business jointly both partners check Key Account - Teams. If there is no successful*) partnership already working on this business we will join forces according to these principles:

       1.   The customer shows no objections to this cooperation
       2. A joint offer LHCargo/ BP increases significantly the value proposition for the customer. This will be measured in terms of services, savings, logistical completeness of offer.
       3. The joint proposal increases the effect on longterm customer profitability for the Business Partner and LHCargo.
       4. The bidding process will be based preferably on the LHCargo & Alliance network system.

*) not successful means also: remarkably small LH-share in total businessvolume


              Lufthansa Cargo Business Partnership Program               Page 30

Scenario C) Existing Customer - Existing Business - Existing Partners

LHCargo is already involved directly in strategic partnership/ joint tendering process with a customer and a particular Business Partner/ forwarder. BP requests to cancel existing successful partnership.

In general no way to crack existing cooperation. This does include new tenders for an existing business with an existing Business Partner/ forwarder. We will stick to the existing partnership and expect our partner to do the same.

Exemptions only if quantum leap in idea/concept and only if approved by customer.

Scenario D) New or Existing Customer - Existing Business of a BP with another airline

LHCargo is approached by a BP/ forwarder to work on a specific business that is actually handled by another BP with another airline.
LH Cargo will go for this business.
The final decision will be made by the customer.

Scenario E) Existing Customer - Existing Business - No Partners - a BP approaches us

LHCargo is already involved directly in strategic partnership/ tendering process with a Customer. No successful *) partnership with other serviceprovider so far existing. BP wants us to work on Customer.

The guidelines of scenario B - will be applied. There has to be an added value in doing the business together with a partner - for the customer and for Lufthansa Cargo.

*) not successful means also: remarkably small LH-share in total business volume

Scenario F) Existing Customer - Existing Business - No Partners - LH Cargo looks for a partner

LHCargo is involved directly in strategic partnership/ tendering process with Customers and looks out for a suitable partner for the total logistics chain.


              Lufthansa Cargo Business Partnership Program               Page 31

Lufthansa Cargo chooses a Business Partner/ Logistic Service Provider according to expertise for this particular business.

A tender process is initiated and led by Lufthansa Cargo through a request for proposal.

5.   How to become real partners at one glance

In the following chart you find an overview on the different scenarios so as to make them easy to understand and easy to remember.


---------------------------------------------------------------------------------------------------------------------------------
Scenario             Customer              Business/                 Partner for this           rates/            innovation/
                                           Tender                    particular                 capacity          added value/
                                                                     business                                     tripartite
---------------------------------------------------------------------------------------------------------------------------------
A                    new                   new                       new                        go - neutral      go -
                                                                                                - if more         exclusively
                                                                                                than 1 BP
---------------------------------------------------------------------------------------------------------------------------------
B                    existing              new                       new                        go - neutral      go -
                                                                                                - if more         exclusively
                                                                                                than 1 BP
---------------------------------------------------------------------------------------------------------------------------------
C                    existing              existing                  existing                   no go             go - only if
                                                                                                                  quantum leap
                                                                                                                  in added value
---------------------------------------------------------------------------------------------------------------------------------
D                    new/                  new                       new - BP with              go for it         go for it
                     existing                                        another airline
---------------------------------------------------------------------------------------------------------------------------------
E                    existing              existing                  new - BP                   go - neutral      go -
                                                                     approaches us              - if more         exclusively
                                                                                                than 1 BP
---------------------------------------------------------------------------------------------------------------------------------
F                    existing              existing                  new - we look              existing          choose BP
                                                                     for a partner                                depending on
                                                                                                                  specific
                                                                                                                  know-how for
                                                                                                                  specific
                                                                                                                  business
                                                                                                                  (RFP)
---------------------------------------------------------------------------------------------------------------------------------


              Lufthansa Cargo Business Partnership Program               Page 32